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Exhibit 23:

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87008 and No. 333-87010) of Oil-Dri Corporation of America of our report dated September 12, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP

Chicago, Illinois

October 24, 2003

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or by incorporation by reference made a part of the Annual Report on Form 10-K of Oil-Dri Corporation of America for the fiscal year ended July 31, 2002 and the Registration Statement on Form S-8 relating to the 1995 Long Term Incentive Plan and the 1988 Stock Option Plan.

Blackman Kallick Bartelstein, LLP

October 15, 2003

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